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                                                                    EXHIBIT 23.3

            CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 24, 1999, related to the financial statements of BeadleNet, LLC appearing in the Form 8-K/A of WatchGuard Technologies, Inc. filed on January 3, 2000, and incorporated by reference in WatchGuard Technologies, Inc.'s Form 10-K/A for the year ended December 31, 1999.


/s/  DELOITTE & TOUCHE LLP


Costa Mesa, California
December 1, 2000